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                                                                 Exhibit 10.22


                   FIRST AMENDMENT TO LOAN SECURITY AGREEMENT

        This First Amendment to Loan and Security Agreement ("Amendment") is entered into by and among The Provident Bank ("Bank") and Universal Electronics Inc., a Delaware corporation ("Borrower").

                                    RECITALS
                                    --------

        A. On November 21, 1995, Borrower and Bank entered into a Loan and Security Agreement (the "Loan Agreement"). Under and subject to the terms and conditions of the Loan Agreement, Bank agreed to provide a credit facility to Borrower in the original maximum aggregate principal amount of Twenty Two Million Dollars ($22,000,000).

        B. Borrower and Bank desire to amend the Loan Agreement to, among other things, permit Borrower to repurchase certain of its issued and outstanding capital stock, all as set forth in and subject to the terms and provisions of this Amendment.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, it is hereby agreed as follows:

        1. DEFINED TERMS. Except to the extent otherwise set forth in this Amendment, all terms used in this Amendment which are defined in the Loan Agreement are used in this Amendment with the same meanings given them in the Loan Agreement.

        2. AMENDMENT. The Loan Agreement is amended by adding Section 1.16 reading as follows:

               " 1.16 On and after the date of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder" and "hereof" and words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment."

        3. REPURCHASE OF CAPITAL STOCK. Notwithstanding any provision in the Loan Agreement or other Loan Documents to the contrary, Borrower is expressly authorized to proceed to repurchase as
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many as 1,000,000 shares of its issued and outstanding common stock, and any share of the common stock so repurchased shall not be deemed Collateral and nothing contained within the Loan Agreement shall preclude Borrower from dealing in such stock (and proceeds thereof) as it deems appropriate.

         4. FINANCIAL COVENANTS. The first sentence of Section 5.15(a) of the Loan Agreement is revised in its entirety to read as follows:

                  "Consolidated Tangible Net Worth of not less than $48,500,000 on December 31, 1995, and, thereafter, not less than $48,000,000 less the aggregate amount expended by Borrower to repurchase its capital stock as permitted hereunder but in no event to be decreased below $40,500,000, which minimum shall increase by seventy-five percent (75%) of net income if positive on December 31, 1996 and on December 31 of each year thereafter."

        5. INVENTORY. Section 6.11 of the Loan Agreement shall be revised in its entirety to read as follows:

           "Maintain Inventory in excess of $35,000,000."

        6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. To induce Bank to enter into this Amendment and to make (i) future advances, and (ii) other financial accommodations under the Loan Agreement, Borrower represents and warrants to Bank that:

                (a) Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform its obligations under this Amendment and every other document required to be delivered by it pursuant to this Amendment. This Amendment and every other document required to be delivered by Borrower pursuant to this Amendment and to which Borrower is a party have each been duly authorized and approved by the Board of Directors of Borrower and are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The execution, delivery and performance

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           of this Amendment and every other document required to be delivered by Borrower pursuant to this Amendment and to which Borrower is a party will not conflict with nor result in any breach of the provisions of, or constitute a default under, or result in the creation of any lien (other than permitted liens) upon any asset or property of Borrower under the provisions of the Restated Certificate of Incorporation, as amended, or the Amended and Restated Bylaws of Borrower or any material indenture, agreement or other instrument to which Borrower is a party or by which its assets or properties are bound.

                (b) The representations, warranties and covenants set forth in this Amendment, as well as all representations, warranties and covenants in the Loan Agreement (except to the extent that all such representations, warranties and covenants relate to terms or documents that have been amended or deleted, as the case may be) shall continue in effect and shall be binding on Borrower under, and shall survive the execution of, this Amendment, for the term set forth in Section 4.19 of the Loan Agreement.

         7. CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation of the Loan Agreement, the Notes or any of the other Loan Documents. The parties hereto expressly do not intend to extinguish the Loan Agreement, the Notes or any of the other Loan Documents. Instead, it is the express intention of the parties hereto to reaffirm the existence of the indebtedness created under the Loan Agreement, the Notes and the other Loan Documents. Except as otherwise expressly provided herein or in any of the documents delivered hereunder, the Loan Agreement, as amended by this Amendment, and each of the Loan Documents related thereto, remains in full force and effect. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any of the other Loan Documents to which Bank is a party, nor constitute

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a waiver of any provision in, or Event of Default (now or hereafter existing)
under, the terms of the Loan Agreement or any of the other Loan Documents, except to the extent that any such term is amended or deleted.

        8. CONDITIONS PRECEDENT. Borrower acknowledges that the effectiveness of this Amendment is subject to the satisfaction of the following conditions and receipt by Bank on the date hereof, in form and substance reasonably satisfactory to Bank and its counsel, of the following documents:

           (a) Where applicable, the Schedules and Exhibits to Loan Agreement replacing Schedules and Exhibits delivered at the closing.

           (b) A certificate signed by the Treasurer of Borrower and dated the date of this Amendment, stating that (i) the representations and warranties set forth in Section 6 of this Amendment are true and correct on and as of such date, (ii) such Borrower is on such date in compliance with all of the terms and provisions set forth in this Amendment, and
        (iii) on such date no event or condition has occurred or is continuing which with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

           (c) A certificate of the Secretary of Borrower, dated the date of this Amendment, certifying that (a) attached thereto is a true and complete copy of the resolutions, in form reasonably satisfactory to Bank, adopted by the Board of Directors of Borrower, authorizing the execution, delivery and performance of the Amendment and every other document required to be delivered by Borrower pursuant to the Amendment and the consummation of the transactions contemplated hereby and thereby and that said resolutions are all of the resolutions adopted with respect to said subject matter and remain in full force and effect without modification, and (b)


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         attached thereto is a certified copy of Borrower's Certificate of
         Incorporation and a true and complete copy of Borrower's Bylaws.

                (d) Good standing certificates for Borrower issued by the Secretary of State of Delaware, and every other jurisdiction in which the qualification of any of Borrower is required hereunder.

                (e) There shall have occurred no material adverse changes to the other facts and circumstances upon which Bank has based its credit analysis and approval of which Borrower has knowledge.

                (f) Borrower shall have paid all fees and expenses referred to in Section 9 below.

                 9. FEES AND EXPENSES. Borrower acknowledges and agrees that the fees and expenses of Bank incurred in connection with this Amendment, all documents executed and delivered in connection with this Amendment and the consummation of the transactions contemplated hereby, including, without limitation, reasonable attorneys' and paralegals' fees and disbursements (which amounts shall not exceed $2,000), will be payable by Borrower to Bank, or as Bank may otherwise direct, on the date of this Amendment, and are additional Obligations under the Loan Agreement secured by the Collateral pursuant to the Loan Agreement.

        10. APPLICABLE LAW. This Amendment shall be deemed to be a contract under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of such state.

        11. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Amendment by signing any such counterpart.

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     IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers effective as of the 31st day of July, 1996

THE PROVIDENT BANK                           UNIVERSAL ELECTRONICS INC.

By: /s/ James M. Hojnacki                     By: /s/ Paul Arling
   ---------------------------------            -------------------------------
   Vice President                               Treasurer
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                                  SCHEDULE 4.8
                          TO THE FIRST AMENDMENT TO THE
                           LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                               THE PROVIDENT BANK
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                   LITIGATION


PHILIPS ELECTRONICS CORPORATION OF NORTH AMERICA V. UNIVERSAL ELECTRONICS INC., APPEAL NO.: 96-1475 IN THE UNITED STATES COURT OF APPEALS FOR THE FEDERAL CIRCUIT. Appeal by Philips from the order of the U.S. District Court for the District of Delaware (Judge McKelvie) (Civil Action No. CA 94-392-RPM) ruling in favor of Borrower in a patent infringement matter in which Philips claimed Borrower infringed Philips' United States patent number 4,703,359.

UNIVERSAL ELECTRONICS INC. V. THE UNITED STATES, 96-1345 IN THE UNITED STATES COURT OF APPEALS FOR THE FEDERAL CIRCUIT. Appeal by Borrower from the order of the United States Court of International Trade (Judge Goldberg) (Consolidated Court No. 93-11-00740) ruling in favor of the Government's classification of universal infrared remote controls (Slip Opinion 96-48).

UNIVERSAL ELECTRONICS INC. Prior Disclosure Administrative Matter brought to the attention of US Customs by Borrower regarding incorrect classification of earlier entries. Action reactivated due to recent decision by United States Court of international Trade in United States v. Snuggles, Inc. (Slip Opinion 96-141) decided on August 20, 1996.

ROBERT D. GORDON V. UNIVERSAL ELECTRONICS INC, APPEAL CASE NO.: 18071 IN THE NINTH DISTRICT COURT OF APPEAL, SUMMIT COUNTY, OHIO. Appeal by Gordon (an ex-employee of Borrower), from order of the Court of Common Please, Summit County, Ohio (Judge Callahan) granting Borrower's motion for summary judgment (entered on August 6, 1996) in Gordon's claims against Borrower and Messrs. Gabrielsen and Gabbert (Case No. CV 95 07 2602 in the Court of Common Pleas, Summit County, Ohio) alleging unlawful employment discrimination and wrongful discharge because of age and acts of conspiracy against Mr. Gordon. Gordon had earlier dismissed, with prejudice, his claims against Messrs. Gabrielsen and Gabbert.

JASCO PRODUCTS CO., INC. V. UNIVERSAL ELECTRONICS INC. CIV-95-1988T IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA (CONSOLIDATED WITH UNIVERSAL ELECTRONICS INC. V. JASCO PRODUCTS CO., INC. CASE NO. 5:96CV0029 IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO). Action by Jasco against Borrower alleging breach of contract, generally, and counterclaim by Borrower against Jasco also alleging breach of contract, generally.


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                                  SCHEDULE 4.8
                          TO THE FIRST AMENDMENT TO THE
                           LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                               THE PROVIDENT BANK
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                   LITIGATION
                                   (CONTINUED)



SENTRY SWITCH INC. V. UNIVERSAL ELECTRONICS INC. A-96-04394 IN THE COURT OF COMMON PLEAS, HAMILTON COUNTY, OHIO. Claim by Sentry Switch against Borrower alleging breach of contract, generally.

Various other administrative claims for workers' compensation and unemployment.


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                                  SCHEDULE 4.9
                          TO THE FIRST AMENDMENT TO THE
                           LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                               THE PROVIDENT BANK
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                              COMPLIANCE WITH LAWS


In the event that Borrower is found liable under any of the litigation matters to which Borrower is a party (see Schedule 4.8 - Litigation attached to the First Amendment to the Loan and Security Agreement), Borrower would be deemed to have violated the applicable laws related to the claims made in connection with such matters.


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                                  SCHEDULE 4.10
                          TO THE FIRST AMENDMENT TO THE
                           LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                               THE PROVIDENT BANK
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                                   NO DEFAULT


In the event that Borrower is found liable under any of the litigation matters to which Borrower is a party (see Schedule 4.8 - Litigation attached to the First Amendment to the Loan and Security Agreement), Borrower would be deemed to be in default of the various contracts related to the claims made in connection with such matters.


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                                  SCHEDULE 4.13
                          TO THE FIRST AMENDMENT TO THE
                           LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                               THE PROVIDENT BANK
                                       AND
                           UNIVERSAL ELECTRONICS INC.

                         RIGHTS OF BORROWER TO ACCOUNTS


In the event that Jasco prevails in its claims against Borrower in the litigation between them (see Schedule 4.8 - Litigation attached to the First Amendment to the Loan and Security Agreement), Jasco may be allowed to offset amounts to which it has been awarded in such litigation against amounts due Borrower as reflected as an Account in Borrower's books and records.